                               FIRST AMENDMENT TO
              AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP
                         DUKE REALTY LIMITED PARTNERSHIP


     Duke Realty Investments, Inc., the general partner of Duke Realty Limited Partnership, hereby amends the Amended and Restated Agreement of Limited Partnership of Duke Realty Limited Partnership, pursuant to Section 9.05(a)(iv) thereof, as follows:

     (1)  Section 3.11(a)(i) is amended to read "The matters described in
          Section 3.09(b)."

     (2) The reference in Section 3.11(a)(ii) to Section 3.09 is amended to refer to Section 3.09(a).

In all other respects, the Amended and Restated Agreement of Limited Partnership shall continue in full force and effect as amended hereby.

     Dated as of November 22, 1993.


                         DUKE REALTY INVESTMENTS, INC.



                         By:  /s/ Thomas L. Hefner, President
                              -------------------------------

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                               SECOND AMENDMENT TO
              AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                         DUKE REALTY LIMITED PARTNERSHIP


     The undersigned, representing the General Partner and Partners (including the General Partner) holding more than ninety percent (90%) of the outstanding Units of Duke Realty Limited Partnership (the "Partnership"), hereby amend the Partnership's Amended and Restated Agreement of Limited Partnership, as heretofore amended (the "Partnership Agreement") pursuant to Section 9.05(b) of the Partnership Agreement and agree as follows:

     1. AMENDMENT OF SECTION 4.02. Subsection (d) of Section 4.02 of the Partnership Agreement is amended to read as follows:

               (d) The Capital Contribution required upon issuance of any Unit pursuant to this section (other than Units of a different class or series, and with preferences, rights, powers and duties senior to the Units held by the Partners other than the General Partner) will be equal to (i) in the case of a Unit issued in accordance with Section 3.09(a)(iii) or in connection with a Permitted Transaction involving the issuance of REIT Shares by the General Partner, the per share price of the applicable REIT Shares issued by the General Partner (net of the cost to the General Partner of issuing such shares) divided by the Exchange Ratio at the time the Unit is issued, or (ii) in other cases involving the issuance of a Unit to a Principal Owner or Affiliate of a Principal Owner, the Current Market Price of a REIT Share divided by the Exchange Ratio at the time the Unit is issued, or (iii) in all other cases, an amount based on the range of quoted market prices of a REIT Share for a reasonable period of time before the Unit is issued adjusted as determined by the General Partner to recognize the possible effects of price fluctuations, quantities traded, issue costs and other market factors and divided by the Exchange Ratio at the time the Unit is issued.

     2. AMENDMENT OF SECTION 4.08. Subsection (a) of Section 4.08 of the Partnership Agreement is amended to read as follows:

               (a) In the event any Partnership property is reflected on the books of the Partnership at a book value that differs from the adjusted tax basis of such property at the time of its contribution to the Partnership or its revaluation pursuant to Treasury Regulations Sections 1.704-1(b)(2)(iv)(d) or 1.704-1(b)(2)(iv)(f), respectively, income, gain, loss, and deduction with respect to such property shall, solely for tax purposes, be allocated among the Partners in the manner required by Code Section 704(c) and Treasury Regulations Sections 1.704-1(b)(4)(i) and 1.704-3. Consistent with the foregoing, depreciation, amortization or other cost recovery deductions shall be allocated in accordance with the traditional method contained in Treasury Regulations Section 1.704-3(b) for all property acquired by or contributed to the Partnership prior to January 1, 1996. For property acquired by or contributed to the Partnership subsequent to December 31, 1995, the Tax Matters Partner shall, at its sole discretion and on a property by property basis, choose between the traditional method, the traditional method with curative allocations or the remedial allocation method contained in Treasury Regulations Sections 1.704-3(b), 1.704-3(c) and 1.704-3(d)
          or any similar succeeding applicable provision. For purposes of allocating the Partnership's earnings and profits to corporate Partners, depreciation, amortization and cost recovery deductions used in determining earnings and profits shall be allocated among the Partners in the same manner as allocations of depreciation, amortization and other cost recovery deductions for regular tax purposes, adjusted for differences in earnings and profits, bases and depreciation periods.

     3. OTHER PROVISIONS. In all other respects, the Partnership Agreement shall continue in full force and effect as amended hereby. Any capitalized terms used in this Amendment and not defined herein have the meanings given to them in the Partnership Agreement.

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Dated as of February 1, 1996.
                                        DUKE REALTY INVESTMENTS, INC., as
                                        General Partner, as a holder of Units
                                        and as attorney-in-fact pursuant to
                                        Section 9.19 of the Partnership
                                        Agreement for all holders of Units who
                                        have consented in writing to this
                                        Amendment.


                                        By: /s/ Thomas L. Hefner, President
                                            -------------------------------
                                             Thomas L. Hefner, President

                                        DMI PARTNERSHIP

                                        By:  Duke Management, Inc., general
                                             partner


                                        By:  /s/ Thomas L. Hefner, President
                                             -----------------------------------
                                                  Thomas L. Hefner, President



                                        /s/ Thomas L. Hefner
                                        ----------------------------------------
                                                  Thomas L. Hefner



                                        /s/ Darell E. Zink, Jr.
                                        ----------------------------------------
                                                  Darell E. Zink, Jr.



                                        /s/ Daniel C. Staton
                                        ----------------------------------------
                                                  Daniel C. Staton


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